FOR IMMEDIATE RELEASE

Contact:	Roger D. Plemens
President and Chief Executive Officer
(828) 524-7000

MACON BANK ANNOUNCES NAME CHANGE TO “ENTEGRA BANK”

Franklin, North Carolina and Greenville, South Carolina, October 1, 2015 — Entegra Financial Corp. (NASDAQ: ENFC) (the “Company”), the parent company of Macon Bank (the “Bank”), today announced that effective Thursday, October 1, 2015, the Bank has officially changed its name to “Entegra Bank”.

Commenting on the rebranding, Roger D. Plemens, President and CEO, stated, “This is an exciting day for our customers, employees, friends, and shareholders as we finalize several months of dedication to our rebranding process. The new Entegra Bank name reflects the values of trust and integrity upon which the Bank was founded in 1922 and provides us with a brand that can be utilized in multiple markets as we strategically expand our franchise in the Carolinas.”

Jimmy Kimbell, South Carolina Market Executive, stated, “We look forward to introducing our new name in South Carolina with our soon to be completed branch in Greenville and pending branch acquisitions in Anderson and Chesnee. We are confident that the Upstate will recognize Entegra Bank as a customer oriented banking leader.”

The name change to Entegra Bank will not cause any disruption in products or services. Customers should continue to use their existing checks, debit cards, and online and mobile banking products. In addition, there were no changes in the existing employee base or the Board of Directors of the Bank and the Company as a result of the name change.

About Entegra Financial Corp.

Entegra became the holding company of Entegra Bank on September 30, 2014 upon the completion of the mutual-to-stock conversion of Macon Bancorp and the Company’s related stock offering. A total of 6,546,375 shares were sold in the offering at $10.00 per share for gross and net proceeds of $65.5 million and $63.7 million, respectively. The Company’s shares began trading on the NASDAQ Global Market on October 1, 2014 under the symbol “ENFC”. In December 2014, Entegra’s stock was added to the Russell Microcap Index and the ABA NASDAQ Community Bank Index.

The Bank operates a total of 11 branches located throughout the western North Carolina counties of Cherokee, Henderson, Jackson, Macon, Polk and Transylvania and a loan production office in Greenville, South Carolina which is expected to become a full service branch in the fall of 2015.

Disclosures About Forward-Looking Statements

The discussions included in this document and its exhibits may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be “forward-looking statements.” Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. These forward looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to revise or update these statements following the date of this press release.